FRONTLINE CAPITAL GROUP, INC.
                            LONG-TERM INCENTIVE PLAN


       Section 1. Purpose. This Plan is intended to provide an incentive to key employees of FrontLine Capital Group ("FrontLine") and its Affiliates and to members of its Advisory Board. FrontLine shall award or sell to Participants Interests in certain Venture Capital Investments made by FrontLine.

       Section 2. Defined Terms.

       (a) "Advisory Board" means the Advisory Board of FrontLine.

       (b) "Affiliate " means any person or entity that is controlled by, controlling of, or under common control with, FrontLine.

       (c) "Award Certificate" means a certificate or other relevant agreement setting forth the terms of a Participant's Interest.

       (d) "Board" means the Board of Directors of FrontLine.

       (e) "Cash Distributions" mean any money or property distributed to FrontLine in respect of a Venture Capital Investment (other than Equity Rights and other than any proceeds of the disposition of such Venture Capital Investment). Amounts paid to FrontLine as compensation, management fees, project fees, commissions, or other similar payments shall not constitute Cash Distributions.

       (f) "Capital Event " means any (i) disposition of a Venture Capital Investment by FrontLine in exchange for cash or readily marketable securities,
(ii) public offering of securities in or with respect to the investment, (iii) other direct or indirect conversion or exchange of FrontLine's interest in the investment entity into cash or readily marketable securities (including, without limitation, any merger, reorganization, liquidation or other transaction involving the assets or securities of FrontLine having the effect of realizing the gain or loss with respect to FrontLine's interest in the investment entity), or (iv) other event triggering distributions with respect to Interests as determined by the Committee in its sole discretion.

       (g) "Cause" means a finding by the Board that a Participant has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to FrontLine or any Affiliate, (ii) willfully acted against the best interests of FrontLine or any Affiliate, which act has had a material and adverse impact on the financial affairs of FrontLine or such Affiliate, or (iii) been convicted of a felony or committed a material act of common law fraud against or FrontLine, any Affiliate or any of their employees and such act or conviction has had, or the Board reasonably determines will have, a material adverse effect on the interests of the FrontLine or any Affiliate; provided, however, that a finding of Cause shall not become effective unless and until the Board provides the Participant notice that it is considering making such finding and a reasonable opportunity to be heard by the Board.

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       (h) "Committee" means the Compensation Committee of the Board.

       (i) "Disability" means any medically determinable physical or mental impairment which precludes engaging in any substantial gainful activity and which is expected to last for a continuous period of not less than twelve months or to result in death.

       (j) "Distributable Gain" means the Realized Gain with respect to a Venture Capital Investment, reduced by the amount of (i) any Realized Losses with respect to other Venture Capital Investments identified by the Committee in the relevant Award Certificate or Operating Agreement, and (ii) any unrealized losses with respect to other Venture Capital Investments identified by the Committee in the relevant Award Certificate or Operating Agreement, calculated on a mark to market basis using the same methodology used to determine Realized Losses. Notwithstanding the foregoing, the amount of a Realized Loss or unrealized loss shall not be applied to reduce the Distributable Gain with respect to an investment to the extent that such loss has already been applied to reduce the Distributable Gain with respect to another Venture Capital Investment. However, if the amount of a loss which has already been applied against a Distributable Gain subsequently is reduced, the amount of such reduction shall be offset against other losses in calculating subsequent Distributable Gains (but may not be used to increase any Realized Gains).

       (k) "Effective Date" means March 1, 2000.

       (l) "Equity Rights" mean any options, warrants or similar equity rights distributed to FrontLine in respect of a Venture Capital Investment (other than any proceeds of the disposition of such Venture Capital Investment).

       (m) "FrontLine" means FrontLine Capital Group.

       (n) "Interest" means a profits interest in Realized Gains awarded to a Participant hereunder, or a limited partnership, membership or other ownership interest in a Partnership awarded or sold to a Participant hereunder.

       (o) "Operating Agreement" means the partnership, operating or other relevant agreement governing the operation and management of a Partnership.

       (p) "Participant" means an eligible person who has been selected to receive an award of Interests hereunder.

       (q) "Partnership" means a limited partnership, limited liability company or similar form of entity established by FrontLine to hold securities, debt instruments and other rights representing a portion of one or more Venture Capital Investments made by FrontLine. A subsidiary or other entity wholly-owned by FrontLine shall be the general partner, managing member or similar managing entity of each Partnership.

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       (r) "Plan" means this Long-Term Incentive Plan as described herein and as amended from time to time.

       (s) "Realized Gain (or Loss)" means, with respect to any Venture Capital Investment, the aggregate pre-tax gain (or loss) realized by FrontLine upon the disposition of such investment (or upon the occurrence of a Capital Event with respect to such investment), including any Cash Distributions and Equity Rights distributed to FrontLine in respect of such investment, and reduced by all transaction costs, leveraging costs and reserves attributable to such investment, an allocable share of FrontLine's operating expenses (including, without limitation, general and administrative expenses and overhead) during the period that FrontLine held such investment, and all other expenses deemed necessary or appropriate by the Committee, in its sole discretion.

       (t) "Termination Date" means the date on which a Participant ceases to provide services to FrontLine and all Affiliates or ceases to be a member of the Advisory Board, as applicable.

       (u) "Venture Capital Investment" means any direct or indirect investment made by FrontLine in another business, venture or commercial enterprise, unless the Committee in its discretion excludes such investment from consideration under the Plan.

       Section 3. Establishment of Partnerships, Selection of Participants and Award or Sale of Interests.

       (a) The Committee, in its sole discretion, may designate key employees of FrontLine and its Affiliates and members of the Advisory Board as Participants with respect to Venture Capital Investments or Partnerships. The Committee, in its sole discretion, shall determine the form and extent of each Participant's Interest and whether such Interest shall be awarded or sold to the Participant. The Committee shall cause the terms of such Interests to be reflected in the Award Certificates or Operating Agreements, as applicable.

       (b) The Committee in its sole discretion, may cause FrontLine to establish one or more Partnerships and to transfer some or all of the securities, debt instruments and other rights representing each Venture Capital Investment to such a Partnership.

       (c) A Participant may be awarded or sold Interests in more than one Venture Capital Investment or Partnership; however, the Committee is not required to award or sell Interests in all Venture Capital Investments and Partnerships on the same terms or to all Participants. In addition, the Committee is not required to treat similarly situated Participants similarly. In any event, at the time such Interests are awarded or sold, the Participants shall not acquire more than a 12.5% economic interest in any Venture Capital Investment.

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       Section 4. Vesting.

       (a) Except as otherwise provided in the relevant Operating Agreement and in Section 5(a), (i) a Participant's interest in each Interest awarded or sold to him with respect to Venture Capital Investments made before 2000 shall become 25% vested on each of the first four anniversaries of the date such Participant commences providing services to FrontLine, provided that the Participant's Termination Date does not occur prior to such anniversary, and (ii) a Participant's interest in each Interest awarded or sold to him with respect to Venture Capital Investments made after 1999 shall become 25% vested on each of the first four anniversaries of the date of grant of such interest, provided that the Participant's Termination Date does not occur prior to such anniversary.

       (b) If a Participant's Termination Date occurs as a result of his death or Disability, he or his beneficiary shall become 100% vested in his Interests.

       (c)  The  Committee,  in  its  sole  discretion,   may  provide  for  the
acceleration of the vesting of any Interests.

       Section 5. Distributions.

       (a) Except as otherwise provided in the relevant Award Certificate or Operating Agreement, upon a Capital Event with respect to a Venture Capital Investment, a Participant who has an Interest in such investment shall not be entitled to receive any distributions attributable to such Capital Event unless FrontLine's Realized Gain with respect to such Venture Capital Investment, determined without giving effect to such distributions, is at least 100%.

       (b) Except as otherwise provided in the relevant Award Certificate or Operating Agreement, if such 100% threshold is satisfied with respect to a
Venture Capital Investment, each Participant who has an Interest in such investment shall be entitled to receive a distribution equal to the
Distributable Gain attributable to the investment, multiplied by the Participant's vested Interest.

       (c) Except as otherwise provided in the relevant Award Certificate or Operating Agreement, a Participant shall not be permitted to elect to defer any distributions with respect to an Interest.

       (d) Distributions generally will be paid in cash; however, if FrontLine receives readily marketable securities in connection with the Capital Event triggering a distribution, the Committee, in its sole discretion, may elect to make such distribution in readily marketable securities equal in value on the date of distribution to the cash value of such distribution.

       (e) If, in connection with a Capital Event, FrontLine holds or receives securities that are subject to an underwriters' lock-up agreement or similar restriction on distribution or transfer, distributions attributable to such Capital Event shall be made when and to the extent that such restrictions expire.

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       (f) The Committee, in its sole discretion, may authorize or cause special distributions to be made to a Participant upon a showing by the Participant that he is suffering from a financial hardship arising from causes beyond his control.

       Section 6. Termination.

       (a) Upon a Participant's Termination Date, the Participant shall forfeit to FrontLine all non-vested portions of his Interests. All vested portions of such Interests shall continue to be held by the Participant, subject to the terms of the applicable Award Certificates and Operating Agreements.

       (b) Notwithstanding the foregoing, if a Participant is terminated for Cause, the Participant shall forfeit to FrontLine all of his Interests, effective as of his Termination Date.

       Section 7. Administration.

       (a) The Plan shall be administered by the Committee. The Committee is authorized, in its discretion but subject to the terms and conditions of the Plan, to designate eligible persons as Participants; to cause FrontLine to establish and fund Partnerships; to determine the terms and conditions of awards and sales of Interests; to exclude investments from consideration as Venture Capital Investments; to determine vesting; to determine Realized Gains, to establish and maintain records; to establish, modify, or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to construe, interpret and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

       (b) FrontLine shall indemnify and hold harmless each of the members of the Committee acting in good faith from and against any loss, liability, cost or expense arising from the performance of its duties under the Plan.

       (c) Subject to approval by the Board, reasonable legal and other costs associated with the administration of the Plan will be reimbursed by FrontLine.

       Section 8. Transferability of Interests.

       (a) Except as otherwise provided in the relevant Award Certificate or Operating Agreement, no Interest may be transferred, assigned, pledged, anticipated or alienated by a Participant (or his beneficiary) in any manner (except by will or the laws of descent and distribution), nor shall it be subject to attachment, bankruptcy proceedings or any other legal process or the interference or control of creditors of the Participant (or any beneficiary); provided, however, that FrontLine may offset any amounts payable by such Participant to FrontLine from any amount due to a Participant (or his beneficiary) under the Plan.

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       Section 9. Effective Date; Amendments.

       (a) The Plan shall be effective as of the Effective Date and shall continue in effect in perpetuity until terminated by the Board.

       (b) The Board may amend, modify or terminate the Plan at any time; provided, however, that without the consent of the affected Participants no amendment, modification or termination shall reduce a Participant's rights in respect of his vested Interests.

       Section 10. Miscellaneous.

       (a) Each Participant may designate any person or legal entity as his beneficiary to receive his Interests amounts upon his death.

       (b) FrontLine shall be entitled to deduct and withhold from any payments attributable to it any applicable Federal, state and local income, employment or withholding taxes required to be deducted or withheld. For any terminated employee, any such tax obligations must be satisfied by the terminated employee prior to any distributions with respect to his Interests.

       (c) Nothing contained in the Plan shall be construed as a contract of employment between FrontLine and any Participant, or as creating a right of any Participant to be retained in the employ of FrontLine or as a member of the Advisory Board or as a limitation on the right of FrontLine to discharge any Participant with or without Cause.

       (d) Neither FrontLine nor the Committee shall have any fiduciary duty or other obligation to any Participant to (i) cause any distributions to be made in respect of any Venture Capital Investment, or (ii) exercise its judgment,
authority  or  influence  as  to  the  timing,   form  or  amount  of  any  such
distributions.

       (e) This plan shall be governed by, and construed in accordance with, the laws of the State of New York.

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